Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

MYRIAD PHARMACEUTICALS, INC.

April 22, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢        00030030303000000000 5                                                                         042210

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.		1.	To consider and vote upon a proposal to approve the issuance of shares of MPI common stock pursuant to the Agreement and Plan of Merger, dated as of December 18, 2009, by and among Myriad Pharmaceuticals, Inc., MPI Merger Sub, Inc., Javelin Pharmaceuticals, Inc. and a representative of the stockholders of Javelin Pharmaceuticals, Inc.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.		2.	To consider and vote upon a proposal to approve an amendment to MPI’s restated certificate of incorporation to increase the number of authorized shares of MPI’s common stock, $0.01 par value per share, from 60,000,000 to 120,000,000.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.		3.	To consider and vote upon a proposal to approve an amendment to MPI’s restated certificate of incorporation to change the name of the Company from “Myriad Pharmaceuticals, Inc.” to “Myrexis, Inc.”	☐	☐	☐

		4.	Upon failure to collect sufficient votes to approve Proposal No. 1, Proposal No. 2 or Proposal No. 3 set forth above, to adjourn the special meeting for the purpose of soliciting additional proxies to approve Proposal No. 1, Proposal No. 2 or Proposal No. 3, as applicable.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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MYRIAD PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING

OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2010

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Adrian N. Hobden and Robert J. Lollini, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of Myriad Pharmaceuticals, Inc., a Delaware corporation (the “Company”), owned by the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company’s offices at 305 Chipeta Way, Salt Lake City, Utah, on Thursday, April 22, 2010, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

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